Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38100) of our report dated June 23, 2017, appearing in the Annual Report on Form 11-K of the Ennis, Inc. 401(k) Plan for the year ended December 31, 2016.

/s/ BKM Sowan Horan, LLP

Addison, Texas

June 23, 2017